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                                                                  EXHIBIT 23(C)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 30, 1995, relating to the financial statements of Hungarian Broadcasting Corp., and to our reports dated November 8, 1995 related to VI-DOK Video es Filmgyarto Studio KFT and DNTV KFT, which are contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          Todman & Co., CPAs, P.C.

New York, New York
November 26, 1995